                                                                               .
                                                                               .
                                                                               .

                               THIRD QUARTER 2003
                           Supplemental Financial Data

                                TABLE OF CONTENTS

                                                                                   Page
Consolidated Statements of Operations ..........................................     3

Calculation of Funds from Operations and Funds Available for Distribution ......     6

Same Store Operating Results ...................................................     8

Consolidated Balance Sheets ....................................................    10

Consolidated Debt Summary ......................................................    11

Summary of Construction and Initial Lease-Up Communities .......................    14

Asset Sales Summary ............................................................    15

Capitalized Costs Summary ......................................................    16

Investments in Unconsolidated Real Estate Entities .............................    17

Net Asset Value Supplemental Information .......................................    19

Definitions and Reconciliations of Supplemental Non-GAAP Financial
Measures .......................................................................    21

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company, may constitute "forward-looking statements" within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company's actual results to differ materially from the expected results described in the Company's forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company's markets and the effect on occupancy and rental rates; the impact of competition on the Company's business, including competition for tenants and development locations; the Company's ability to obtain financing or self-fund the development or acquisition of additional apartment communities; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the Company's filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company's ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the caption "Risk Factors" are specifically incorporated by reference into this document.

Copyright(C)2003 Post Apartment Homes, LP All Rights Reserved                  2

                              POST PROPERTIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

                                                                               THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,                  SEPTEMBER 30,
                                                                          ---------------------------   ---------------------------
                                                                              2003           2002           2003           2002
                                                                          ------------   ------------   ------------   ------------
REVENUES
  Rental                                                                  $     70,440   $     70,263   $    208,785   $    205,853
  Other                                                                          2,817          2,667          7,967          8,219
  Interest                                                                         223            316            708          1,002
                                                                          ------------   ------------   ------------   ------------
    Total revenues                                                              73,480         73,246        217,460        215,074
                                                                          ------------   ------------   ------------   ------------
EXPENSES
  Property operating and maintenance (exclusive of items shown
   separately below)                                                            31,247         29,995         91,348         86,925
  Depreciation                                                                  21,553         19,311         62,097         55,637
  Interest                                                                      17,122         13,676         48,992         37,386
  Amortization of deferred financing costs                                       1,084            588          2,840          1,711
  General and administrative                                                     3,735          3,495         10,697         10,980
  Minority interest in consolidated property partnerships                         (677)          (537)        (1,359)        (1,480)
  Other                                                                            277              -            844            136
  Severance charges (1)                                                              -              -         21,506              -
  Proxy and related costs (2)                                                        -              -          5,231              -
                                                                          ------------   ------------   ------------   ------------
    Total expenses                                                              74,341         66,528        242,196        191,295
                                                                          ------------   ------------   ------------   ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE EQUITY IN INCOME
  (LOSSES) OF UNCONSOLIDATED ENTITIES, GAINS ON PROPERTY SALES AND
  MINORITY INTEREST                                                               (861)         6,718        (24,736)        23,779
  Equity in income (losses) of unconsolidated real estate entities                  60           (441)         7,768         (1,284)
  Gains on property sales (3)                                                        -              -              -         13,275
  Minority interest of preferred unitholders                                    (1,400)        (1,400)        (4,200)        (4,200)
  Minority interest of common unitholders                                          457           (244)         3,160         (2,791)
                                                                          ------------   ------------   ------------   ------------
    INCOME (LOSS) FROM CONTINUING OPERATIONS                                    (1,744)         4,633        (18,008)        28,779
                                                                          ------------   ------------   ------------   ------------
DISCONTINUED OPERATIONS (3)
  Income (loss) from discontinued operations, net of minority interest           2,925          3,426         (3,584)        11,937
  Gains (losses) on properties held for sale and sold, net of minority
  interest                                                                      (2,833)        (1,906)        27,044          7,520
                                                                          ------------   ------------   ------------   ------------
    INCOME FROM DISCONTINUED OPERATIONS                                             92          1,520         23,460         19,457
                                                                          ------------   ------------   ------------   ------------
NET INCOME (LOSS)                                                               (1,652)         6,153          5,452         48,236
  Dividends to preferred shareholders                                           (2,862)        (2,862)        (8,587)        (8,587)
                                                                          ------------   ------------   ------------   ------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                        $     (4,514)  $      3,291   $     (3,135)  $     39,649
                                                                          ============   ============   ============   ============

PER COMMON SHARE DATA - BASIC (4)
  Income (loss) from continuing operations (net of preferred dividends)   $      (0.12)  $       0.05   $      (0.71)  $       0.55
  Income from discontinued operations                                                -           0.04           0.63           0.52
                                                                          ------------   ------------   ------------   ------------
  Net income (loss) available to common shareholders                      $      (0.12)  $       0.09   $      (0.08)  $       1.07
                                                                          ============   ============   ============   ============
  Dividends declared                                                      $       0.45   $       0.78   $       1.35   $       2.34
                                                                          ============   ============   ============   ============
  Weighted average common shares outstanding - basic                        37,840,954     36,913,074     37,522,832     36,897,867
                                                                          ============   ============   ============   ============
  Weighted average common shares and units outstanding - basic              42,189,895     42,031,962     42,102,260     42,016,755
                                                                          ============   ============   ============   ============
PER COMMON SHARE DATA - DILUTED (4)
  Income (loss) from continuing operations (net of preferred dividends)   $      (0.12)  $       0.05   $      (0.71)  $       0.55
  Income from discontinued operations                                                -           0.04           0.63           0.52
                                                                          ------------   ------------   ------------   ------------
  Net income (loss) available to common shareholders                      $      (0.12)  $       0.09   $      (0.08)  $       1.07
                                                                          ============   ============   ============   ============
  Dividends declared                                                      $       0.45   $       0.78   $       1.35   $       2.34
                                                                          ============   ============   ============   ============
  Weighted average common shares outstanding - diluted                      37,857,411     36,916,835     37,524,488     36,941,598
                                                                          ============   ============   ============   ============
  Weighted average common shares and units outstanding - diluted            42,206,352     42,035,723     42,103,916     42,060,486
                                                                          ============   ============   ============   ============

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved                3

                              POST PROPERTIES, INC.
                              NOTES TO CONSOLIDATED
                            STATEMENTS OF OPERATIONS

(1) For the nine months ended September 30, 2003, the severance charges included a second quarter charge of $1,795 related to the departure of two executive officers and a first quarter non-cash charge of $19,712 relating to the change in roles from executive to non-executive status of the Company's former chairman and vice-chairman of the board of directors. The first quarter charge consisted of a $13,994 charge representing the discounted present value of the estimated payments to be made to these individuals under their existing employment contracts and a $5,718 charge representing the discounted present value of estimated net costs that may be incurred by the Company as a result of the settlement of split-dollar life insurance obligations to the individuals under their employment contracts. The estimated charge for the settlement of the split-dollar life insurance obligations may change based upon a final legal determination regarding these insurance contracts and a final settlement among the parties.

(2) Proxy and related costs for the nine months ended September 30, 2003 represented the legal, advisory and other expenses associated with the proxy contest concluded in the second quarter. In addition, the amount included the estimated legal and settlement costs associated with the resolution of two derivative and purported class action lawsuits filed against the Company during the proxy contest. These lawsuits are expected to be settled subsequent to September 30, 2003.

(3) On January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." In accordance with the provisions of SFAS No. 144, the operating results of real estate assets designated as held for sale subsequent to January 1, 2002 are included in discontinued operations in the consolidated statement of operations. Also under the provisions of SFAS No. 144, the reserves, if any, to write down the carrying value of real estate assets designated and classified as held for sale after January 1, 2002 are included in discontinued operations. All subsequent gains or additional losses on the sale of these assets are also included in discontinued operations. The gains or losses on the sale of real estate assets held for sale at December 31, 2001 are included in continuing operations. As a result, income from continuing operations may not be comparable between the periods presented.

         For the three and nine months ended September 30, 2003, income from discontinued operations included the results of operations of 11 communities, containing 5,175 units, classified as held for sale at September 30, 2003 and the results of operations of communities sold in 2003 through their sale date. For the three and nine months ended September 30, 2002, income from discontinued operations included the results of operations of all communities classified as held for sale at September 30, 3003, communities sold in 2003 and the results of operations of communities and commercial properties sold in 2002 through their sale dates.

         The revenues and expenses of these communities for the three and nine months ended September 30, 2003 and 2002 were as follows:

                                                   THREE MONTHS ENDED      NINE MONTHS ENDED
                                                      SEPTEMBER 30,           SEPTEMBER 30,
                                                  --------------------    --------------------
                                                    2003        2002        2003        2002
                                                  --------    --------    --------    --------
REVENUES
  Rental                                          $  9,918    $ 14,085    $ 32,837    $ 46,746
  Other                                                510         644       1,521       2,025
                                                  --------    --------    --------    --------
    Total revenues                                  10,428      14,729      34,358      48,771
                                                  --------    --------    --------    --------
EXPENSES

  Property operating and maintenance
    (exclusive of items shown separately below)      4,196       5,772      13,482      18,966
  Depreciation                                       1,610       2,816       6,276       8,640
  Interest                                           1,361       2,240       4,584       7,572
  Asset impairment charge                                -           -      14,118           -
                                                  --------    --------    --------    --------
    Total expenses                                   7,167      10,828      38,460      35,178
                                                  --------    --------    --------    --------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
  BEFORE MINORITY INTEREST                           3,261       3,901      (4,102)     13,593
  Minority interest                                   (336)       (475)        518      (1,656)
                                                  --------    --------    --------    --------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS        $  2,925    $  3,426    $ (3,584)   $ 11,937
                                                  ========    ========    ========    ========

         During the third quarter of 2003, the Company reclassified an impairment loss of $14,118 from continuing operations to discontinued operations. The impairment loss, originally recorded in the first quarter 2003, related to the write-down of the cost of the Company's apartment community located in Phoenix, Arizona to its estimated fair value. The reclassification of the impairment loss to discontinued operations in the nine months ended September 30, 2003, reflects the designation of this community as held for sale during the third quarter of 2003.

         For the three months ended September 30, 2003, the Company recognized net losses from discontinued operations of $3,344 ($2,999 net of minority interest), resulting from the reserve to write-down to fair value one community classified as held for sale during the period reduced by gains of $185 ($166 net of minority interest) from the sale of land. For the nine months ended September 30, 2003, the Company recognized net gains from discontinued operations of $35,102 ($31,283 net of minority interest) on the sale of two communities containing 1,009 units and a land parcel, reduced by losses of $4,757 ($4,239 net of minority interest) resulting from losses on the sale of certain land parcels and reserves to write-down to fair value one community and certain other land parcels classified as held for sale.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved                4

(4) Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc. owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of September 30, 2003, there were 42,220,022 units of the Operating Partnership outstanding, of which 37,999,594 or 90.0% were owned by the Company. The diluted weighted average shares and units outstanding for the three and nine months ended September 30, 2003 were 42,206,352 and 42,103,916, respectively. The diluted weighted average shares and units outstanding for the three and nine months ended September 30, 2002 were 42,035,723 and 42,060,486 respectively.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved                5

                              POST PROPERTIES, INC.
                      CALCULATION OF FUNDS FROM OPERATIONS
      AND FUNDS AVAILABLE FOR DISTRIBUTION AVAILABLE TO COMMON SHAREHOLDERS
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and funds available for distribution to common shareholders is provided below.

                                                                              THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,                  SEPTEMBER 30,
                                                                          ---------------------------   ---------------------------
                                                                              2003          2002(1)        2003(1)        2002(1)
                                                                          ------------   ------------   ------------   ------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                        $     (4,514)  $      3,291   $     (3,135)  $     39,649
  Minority interest of common unitholders - continuing operations                 (457)           244         (3,160)         2,791
  Minority interest in discontinued operations (2)                                  11            211          2,783          2,699
  Gains on property sales - continuing operations                                    -              -              -        (13,275)
  Gains on property sales - unconsolidated entities                                  -              -         (8,395)             -
  Losses (gains) on property sales - discontinued operations (excluding
   asset impairment charges)                                                      (185)           321        (33,690)       (18,065)
  Depreciation on wholly-owned real estate assets, net (3)                      21,571         20,904         64,555         60,635
  Depreciation on real estate assets held in unconsolidated entities               333            336          1,236            736
                                                                          ------------   ------------   ------------   ------------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS,
  AS DEFINED (A)                                                                16,759         25,307         20,194         75,170
  Severance charges                                                                  -              -         21,506              -
  Proxy and related costs                                                            -              -          5,231              -
  Asset impairment charges                                                       3,344          1,849         17,462          9,502
                                                                          ------------   ------------   ------------   ------------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS,
  EXCLUDING SEVERANCE, PROXY AND IMPAIRMENT CHARGES (B)                   $     20,103   $     27,156   $     64,393   $     84,672
                                                                          ============   ============   ============   ============

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS, AS DEFINED        $     16,759   $     25,307   $     20,194   $     75,170
  Recurring capital expenditures                                                (2,996)        (2,584)        (6,982)        (7,315)
  Non-recurring capital expenditures                                            (1,055)          (810)        (3,231)        (2,075)
                                                                          ------------   ------------   ------------   ------------
FUNDS AVAILABLE FOR DISTRIBUTION TO COMMON SHAREHOLDERS (4) (C)                 12,708         21,913          9,981         65,780
  Severance charges                                                                  -              -         21,506              -
  Proxy and related costs                                                            -              -          5,231              -
  Asset impairment charges                                                       3,344          1,849         17,462          9,502
                                                                          ------------   ------------   ------------   ------------
FUNDS AVAILABLE FOR DISTRIBUTION TO COMMON SHAREHOLDERS, EXCLUDING
  SEVERANCE, PROXY AND IMPAIRMENT CHARGES (4) (D)                         $     16,052   $     23,762   $     54,180   $     75,282
                                                                          ============   ============   ============   ============
PER COMMON SHARE DATA - BASIC
Funds from operations per share or unit, as defined (A/F)                 $       0.40   $       0.60   $       0.48   $       1.79
Funds available for distribution per share or unit, as defined (4) (C/F)  $       0.30   $       0.52   $       0.24   $       1.57
Funds from operations per share or unit, excluding severance, proxy and
  impairment charges (B/F)                                                $       0.48   $       0.65   $       1.53   $       2.02
Funds available for distribution per share or unit, excluding severance,
  proxy and impairment charges (4) D/F)                                   $       0.38   $       0.57   $       1.29   $       1.79
Dividends declared (E)                                                    $       0.45   $       0.78   $       1.35   $       2.34
Weighted average shares outstanding                                         37,840,954     36,913,074     37,522,832     36,897,867
Weighted average shares and units outstanding (F)                           42,189,895     42,031,962     42,102,260     42,016,755

PER COMMON SHARE DATA - DILUTED
Funds from operations per share or unit, as defined (A/G=W)               $       0.40   $       0.60   $       0.48   $       1.79
Funds available for distribution per share or unit, as defined
  (4) (C/G=X)                                                             $       0.30   $       0.52   $       0.24   $       1.56
Funds from operations per share or unit, excluding severance, proxy and
  impairment charges (B/G=Y)                                              $       0.48   $       0.65   $       1.53   $       2.01
Funds available for distribution per share or unit, excluding severance,
  proxy and impairment charges (4) (D/G=Z)                                $       0.38   $       0.57   $       1.29   $       1.79
Dividends declared (E)                                                    $       0.45   $       0.78   $       1.35   $       2.34
Weighted average shares outstanding                                         37,857,411     36,916,835     37,524,488     36,941,598
Weighted average shares and units outstanding (G)                           42,206,352     42,035,723     42,103,916     42,060,486

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved                6

DIVIDEND PAYOUT RATIO PER COMMON SHARE
Payout ratio - funds from operations, as defined (E/W)                              112.5%   130.0%   281.3%   130.7%
Payout ratio - funds available for distribution, as defined (E/X)                   150.0%   150.0%   562.5%   150.0%
Payout ratio - funds from operations, excluding severance, proxy and
  impairment charges (E/Y)                                                           93.8%   120.0%    88.2%   116.4%
Payout ratio - funds available for distribution, excluding severance, proxy and
  impairment charges (E/Z)                                                          118.4%   136.8%   104.7%   130.7%

(1) For the three and nine months ended September 30, 2002, FFO available to common shareholders has been restated from the prior year presentation to reflect a reduction of $1,849 and $9,502 for impairment losses on real estate assets resulting from the NAREIT modification of the definition of FFO. For the nine months ended September 30, 2003, FFO available to common shareholders has been restated to reflect a reduction of $14,118 for impairment losses on real estate recognized in the first half of 2003. Additionally, for the nine months ended September 30, 2002, FFO available to common shareholders has been restated from the prior year presentation to reflect a reduction of $136 for early debt extinguishment costs reclassified from extraordinary items to operating expenses under SFAS No. 145.

(2) Represents the minority interest in earnings and gains (losses) on properties held for sale and sold reported as discontinued operations for the periods presented.

(3) Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(4) Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $182 and $375 for the three months ended September 30, 2003 and 2002, respectively, and $521 and $923 for the nine months ended September 30, 2003 and 2002, respectively, are excluded from the calculation of funds available for distribution.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved                7

                              POST PROPERTIES, INC.
                          SAME STORE OPERATING RESULTS
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

SAME STORE OPERATING RESULTS

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 22 for a reconciliation of same store net operating income to GAAP income from continuing operations before equity in losses of unconsolidated entities, gains on sales of property and minority interest. The operating performance of the 57 communities containing 19,646 apartment units which were fully stabilized as of January 1, 2002, is summarized as follows:

                                             THREE MONTHS ENDED              NINE MONTHS ENDED
                                               SEPTEMBER 30,                   SEPTEMBER 30,
                                             ------------------             ---------------------
                                               2003      2002     % CHANGE     2003       2002     % CHANGE
                                             --------  --------   --------  ---------   ---------  --------
Rental and other revenues                    $ 55,974  $ 58,007     (3.5)%  $ 166,541   $ 173,436   (4.0)%
Property operating and maintenance expenses
  (excluding depreciation and amortization)    20,727    20,524      1.0%      60,561      60,060    0.8%
                                             --------  --------             ---------   ---------
Same store net operating income              $ 35,247  $ 37,483     (6.0)%  $ 105,980   $ 113,376   (6.5)%
                                             ========  ========             =========   =========
Capital expenditures (1)
  Recurring
  Carpet                                     $    649  $    536     21.1%   $   1,637   $   1,279   28.0%
  Other                                         1,604     1,259     27.5%       3,520       3,340    5.4%
                                             --------  --------             ---------   ---------
    Total recurring                             2,253     1,795     25.5%       5,157       4,619   11.6%
  Non-recurring                                   912       438    108.2%       2,214       1,229   80.2%
                                             --------  --------             ---------   ---------
    Total capital expenditures (A)           $  3,165  $  2,233     41.7%   $   7,371   $   5,848   26.0%
                                             ========  ========             =========   =========
  Total capital expenditures per unit
    (A/19,646 UNITS)                         $    161  $    114     41.2%   $     375   $     298   25.8%
                                             ========  ========             =========   =========
Average monthly rental rate per unit (2)     $    980  $  1,028     (4.7)%  $     995   $   1,050   (5.2)%
                                             ========  ========             =========   =========

(1) See Table 3 on page 24 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2) Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

SAME STORE OPERATING RESULTS BY MARKET -
COMPARISON OF 2003 TO 2002
(Increase(decrease) from same period in prior year)

                       THREE MONTHS ENDED                                NINE MONTHS ENDED
                          SEPTEMBER 30,                                    SEPTEMBER 30,
           ----------------------------------------------  ----------------------------------------------
                                                AVERAGE                                          AVERAGE
                                                ECONOMIC                                        ECONOMIC
 MARKET    REVENUES (1)  EXPENSES (1)  NOI (1)  OCCUPANCY  REVENUES (1)  EXPENSES (1)  NOI (1)  OCCUPANCY
---------  ------------  ------------  -------  ---------  ------------  ------------  -------  ---------
Atlanta       (4.4)%         4.3%       (8.6)%       -        (4.8)%         2.7%       (8.3)%    0.6%
Dallas        (3.1)%        (5.6)%      (1.3)%    (0.3)%      (3.3)%        (1.9)%      (4.2)%    0.5%
Tampa         (3.9)%           -        (6.3)%      0.4%      (5.6)%        (1.7)%      (8.0)%   (2.0)%
Other (2)      0.6%          0.8%        0.5%       1.0%         -           0.4%        0.3%     2.0%
              ----          ----        ----      -----       ----          ----        ----     ----
  Total       (3.5)%         1.0%       (6.0)%      0.1%      (4.0)%         0.8%       (6.5)%    0.5%
              ====          ====        ====      =====       ====          ====        ====     ====

(1) See Table 2 on page 23 for a reconciliation of these components of same store net operating income and Table 1 on page 22 for a reconciliation of same store net operating income to GAAP income from continuing operations before equity in income (losses) of unconsolidated entities, gain on sales of property and minority interest.

(2) Includes communities located in Orlando, FL; Washington, DC; Houston, TX; Charlotte, NC and Nashville, TN.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved                8

SAME STORE OCCUPANCY BY MARKET

                                                   AVERAGE ECONOMIC                AVERAGE ECONOMIC
                                                     OCCUPANCY (1)                   OCCUPANCY (1)
                                                 --------------------            --------------------
                                                  THREE MONTHS ENDED               NINE MONTHS ENDED           PHYSICAL
                                                    SEPTEMBER 30,                    SEPTEMBER 30,           OCCUPANCY (2)
               APARTMENT         % OF            --------------------            --------------------        SEPTEMBER 30,
MARKET           UNITS          UNITS            2003            2002            2003            2002            2003
-------        ---------        -----            ----            ----            ----            ----        -------------
Atlanta         11,886           60.5%           93.6%           93.6%           91.6%           91.0%           95.5%
Dallas           4,353           22.2%           91.0%           91.3%           90.3%           89.8%           93.5%
Tampa            1,439            7.3%           94.4%           94.0%           92.4%           94.4%           95.3%
Other            1,968           10.0%           94.1%           93.1%           92.6%           90.6%           95.4%

                ------          -----            ----            ----            ----            ----            ----
Total           19,646          100.0%           93.1%           93.0%           91.5%           91.0%           95.0%
                ======          =====            ====            ====            ====            ====            ====

(1) Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. The calculation of average economic occupancy does not include a deduction for concessions and employee discounts. Average economic occupancy, including these amounts would have been 92.2% and 91.4% for the three months ended September 30, 2003 and 2002, respectively, and 90.3% and 89.0% for the nine months ended September 30, 2003 and 2002, respectively. For the three months ended September 30, 2003 and 2002, concessions were $428 and $820, respectively, and employee discounts were $99 and $149, respectively. For the nine months ended September 30, 2003 and 2002, concessions were $1,844 and $3,092, respectively, and employee discounts were $332 and $484, respectively.

(2) Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

SAME STORE SEQUENTIAL COMPARISON

                                                  THREE MONTHS ENDED   THREE MONTHS ENDED
                                                  SEPTEMBER 30, 2003      JUNE 30, 2003        % CHANGE
                                                  ------------------   ------------------      --------
Rental and other revenues                             $   55,974            $   55,135            1.5%
Property operating and maintenance expenses
  (excluding depreciation and amortization)               20,727                20,284            2.2%
                                                      ----------            ----------
Same store net operating income (1)                   $   35,247            $   34,851            1.1%
                                                      ==========            ==========
Average economic occupancy                                  93.1%                 91.4%           1.7%
                                                      ==========            ==========
Average monthly rental rate per unit                  $      980            $      995           (1.5)%
                                                      ==========            ==========

SEQUENTIAL SAME STORE OPERATING RESULTS BY MARKET -
COMPARISON OF THIRD QUARTER OF 2003 TO SECOND QUARTER 2003
(Increase (decrease) between periods)

                                                                  AVERAGE
                                                                  ECONOMIC
 MARKET          REVENUES (1)     EXPENSES (1)      NOI (1)      OCCUPANCY
---------        ------------     ------------      -------      ---------
Atlanta              1.8%             3.3%            0.9%          2.6 %
Dallas               0.7%             0.6%            0.7%         (0.2)%
Tampa                1.3%             2.4%            0.6%          1.6 %
Other (2)            2.1%             0.2%            3.1%          1.7 %

                     ---              ---             ---           ---
 Total               1.5%             2.2%            1.1%          1.7 %
                     ===              ===             ===           ===

(1) See Table 2 on page 23 for a reconciliation of these components of same store net operating income and Table 1 on page 22 for a reconciliation of same store net operating income to GAAP income from continuing operations before equity in loses of unconsolidated entities, gains on sale of property and minority interest.

(2) Includes communities located in Orlando, FL; Washington, DC; Houston, TX; Charlotte, NC and Nashville, TN.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved                9

                              POST PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
              (Dollars in thousands, except per share or unit data)

                                                                                                   SEPTEMBER 30,       DECEMBER 31,
                                                                                                       2003                2002
                                                                                                   -------------       ------------
ASSETS
  Real estate assets
    Land                                                                                            $   254,000         $   273,058
    Building and improvements                                                                         1,880,223           1,976,809
    Furniture, fixtures and equipment                                                                   211,791             246,634
    Construction in progress                                                                             12,466              92,945
    Investments in and advances to unconsolidated real estate entities                                  100,908             182,285
    Land held for future development                                                                     11,988              24,879
                                                                                                    -----------         -----------
                                                                                                      2,471,376           2,796,610
    Less: accumulated depreciation                                                                     (411,312)           (426,136)
    Assets held for sale, net of accumulated depreciation of $82,286 and
      $17,829 at September 30, 2003 and December 31, 2002, respectively                                 199,723              73,061
                                                                                                    -----------         -----------
      Total real estate assets                                                                        2,259,787           2,443,535
  Cash and cash equivalents                                                                               4,215               6,390
  Restricted cash                                                                                         2,024               1,369
  Deferred charges, net                                                                                  13,171              15,584
  Other assets                                                                                           37,270              41,273
                                                                                                    -----------         -----------
      Total assets                                                                                  $ 2,316,467         $ 2,508,151
                                                                                                    ===========         ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable                                                                                     $ 1,255,280         $ 1,414,555
  Accrued interest payable                                                                               16,420               8,994
  Dividend and distribution payable                                                                      19,466              33,252
  Accounts payable and accrued expenses                                                                  81,706              49,124
  Security deposits and prepaid rents                                                                     8,175               8,250
                                                                                                    -----------         -----------
    Total liabilities                                                                                 1,381,047           1,514,175
                                                                                                    -----------         -----------
  Minority interest of preferred unitholders in Operating Partnership                                    70,000              70,000
                                                                                                    -----------         -----------
  Minority interest of common unitholders in Operating Partnership                                       72,714              90,277
                                                                                                    -----------         -----------
  Commitments and contingencies                                                                               -                   -
  Shareholders' equity
    Preferred stock, $.01 par value, 20,000,000 authorized:
     8 1/2 % Series A Cumulative Redeemable Shares, liquidation preference $50 per share,
      900,000 shares issued and outstanding                                                                   9                   9
     7 5/8 % Series B Cumulative Redeemable Shares, liquidation preference $25 per share,
      2,000,000 shares issued and outstanding                                                                20                  20
     7 5/8 % Series C Cumulative Redeemable Shares, liquidation preference $25 per share,
      2,000,000 shares issued and outstanding                                                                20                  20
    Common stock, $.01 par value, 100,000,000 authorized:
    39,676,204 and 39,676,204 shares issued, 37,999,594 and 37,202,290 shares
      outstanding at September 30, 2003 and December 31, 2002, respectively                                 396                 396
    Additional paid-in capital                                                                          873,197             940,122
    Accumulated earnings                                                                                      -                   -
    Accumulated other comprehensive income                                                              (14,297)            (14,822)
    Deferred compensation                                                                                (4,466)               (639)
                                                                                                    -----------         -----------
                                                                                                        854,879             925,106

    Less common stock in treasury, at cost, 1,676,610 shares and 2,473,914 shares at
      September 30, 2003 and December 31, 2002, respectively                                            (62,173)            (91,407)
                                                                                                    -----------         -----------
       Total shareholders' equity                                                                       792,706             833,699
                                                                                                    -----------         -----------
       Total liabilities and shareholders' equity                                                   $ 2,316,467         $ 2,508,151
                                                                                                    ===========         ===========

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               10

                              POST PROPERTIES, INC.
                            CONSOLIDATED DEBT SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

SUMMARY OF OUTSTANDING DEBT AT SEPTEMBER 30, 2003

                                                                                    WEIGHTED AVERAGE RATE (1)
                                                                                 THREE MONTHS ENDED SEPTEMBER 30,
                                                                 PERCENTAGE      --------------------------------
           TYPE OF INDEBTEDNESS                    BALANCE        OF TOTAL               2003        2002
------------------------------------------       ----------      ----------            --------     ------
Unsecured fixed rate senior notes                $  708,000        56.40%                7.40%       7.40%
Secured tax exempt variable rate notes (2)          214,380        17.08%                1.50%       2.00%
Secured conventional fixed rate notes               292,599        23.31%                6.77%       7.08%
Lines of credit                                      40,301         3.21%                1.74%       2.71%
                                                 ----------       ------                 ----        ----
                                                 $1,255,280       100.00%                6.07%       5.76%
                                                 ==========       ======                 ====        ====

                                                            PERCENTAGE
                                               BALANCE     OF TOTAL DEBT
                                             ----------    -------------
Total fixed rate debt                        $1,000,599        79.71%
Total variable rate debt                        254,681        20.29%
                                             ----------       ------
  Total debt                                 $1,255,280       100.00%
                                             ==========       ======

DEBT MATURITIES

                                                             WEIGHTED AVERAGE RATE
AGGREGATE DEBT MATURITIES BY YEAR (3)        AMOUNT          ON DEBT MATURITIES (1)
-------------------------------------    --------------      ----------------------
      Remainder of 2003                  $  100,601 (8)             7.24%
             2004                            27,094                 7.04%
             2005                           204,402                 7.83%
             2006                            79,732                 6.98%
             2007                           112,178                 7.16%
      2008 and thereafter                   690,972                 5.36%
                                         ----------
                                         $1,214,979
                                         ==========

DEBT STATISTICS

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                               ---------------------
                                                                  2003         2002
                                                               ---------      ------
Interest coverage ratio (4)(5)                                  2.3 x (9)      3.1 x
Fixed charge coverage ratio (4)(6)                              1.9 x (9)      2.3 x

Total debt as a % of undepreciated real estate (7)             45.6%          47.9%
Total debt as a % of undepreciated real estate
  (adjusted for joint venture partner's share of debt) (7)     44.5%          46.1%

(1) Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended September 30, 2002 are based on the debt outstanding for that period.

(2) The Company has purchased interest rate cap arrangements that limit the Company's exposure to increases in the base rate to 5.00 percent.

(3) Excludes outstanding balances on lines of credit of $40,301 maturing in 2004.

(4)      Calculated for the nine months ended September 30, 2003 and 2002.

(5) Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 24.

(6) Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 24.

(7) At September 30, 2003, the Company has provided construction financing to two unconsolidated development joint ventures with the New York State Common Retirement Fund. 100% of this financing is included in the Company's debt and its real estate assets. At September 30, 2003 and 2002, the venture partner's share of the construction loans was $54,309 and $97,627, respectively. A computation of the debt ratios is included in Table 5 on page 25.

(8) Upon their maturity on October 1, 2003, the Company repaid $100 million of its 7.25% unsecured notes, using borrowings under its unsecured line of credit.

(9) The interest coverage and fixed charge coverage ratios, including discontinued operations, for the nine months ended September 30, 2003 would be 2.5x and 2.1x, respectively.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               11

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

FINANCIAL DEBT COVENANTS - SENIOR UNSECURED PUBLIC NOTES

                                                                                ACTUAL RATIO AS OF
                         COVENANT REQUIREMENT (1)                               SEPTEMBER 30, 2003
-----------------------------------------------------------------------------   ------------------
Consolidated Debt to Total Assets cannot exceed 60%                                       45%
Secured Debt to Total Assets cannot exceed 40%                                            18%
Total Unencumbered Assets to Unsecured Debt must be at least 1.50/1                   2.73/1
Consolidated Income Available for Debt Service Charge must be at least 1.50/1         2.53/1

(1) A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

                                                                                  AS OF
                                                                           SEPTEMBER 30, 2003
                                                                           ------------------
RATIO OF CONSOLIDATED DEBT TO TOTAL ASSETS

Consolidated debt, per balance sheet (A)                                      $   1,255,280
                                                                              =============
Total assets, as defined (B) (Table A)                                        $   2,796,566
                                                                              =============

Computed ratio (A/B)                                                                     45%
                                                                              =============
Required ratio (cannot exceed)                                                           60%
                                                                              =============

RATIO OF SECURED DEBT TO TOTAL ASSETS

Secured conventional fixed rate notes                                         $     292,599
Secured tax exempt variable rate notes                                              214,380
                                                                              -------------
    Total secured debt (C)                                                    $     506,979
                                                                              =============

Computed ratio (C/B)                                                                     18%
                                                                              =============
Required ratio (cannot exceed)                                                           40%
                                                                              =============

RATIO OF TOTAL UNENCUMBERED ASSETS TO UNSECURED DEBT

Consolidated debt, per balance sheet (A)                                      $   1,255,280
Total secured debt (C)                                                             (506,979)
                                                                              -------------
    Total unsecured debt (D)                                                  $     748,301
                                                                              =============
Total unencumbered assets, as defined (E) (Table A)                           $   2,043,113
                                                                              =============

Computed ratio (E/D)                                                                   2.73
                                                                              =============
Required minimum ratio                                                                 1.50x
                                                                              =============

RATIO OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE TO ANNUAL
  DEBT SERVICE CHARGE

Consolidated Income Available for Debt Service, as defined (F)
  (Table B)                                                                   $     184,645
                                                                              =============
Annual Debt Service Charge, as defined (G) (Table B)                          $      72,860
                                                                              =============

Computed ratio (F/G)                                                                   2.53x
                                                                              =============
Required minimum ratio                                                                 1.50x
                                                                              =============

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               12

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

TABLE A

CALCULATION OF TOTAL ASSETS AND TOTAL UNENCUMBERED ASSETS FOR PUBLIC
  DEBT COVENANT COMPUTATIONS

                                                                                  AS OF
                                                                           SEPTEMBER 30, 2003
                                                                           ------------------
Total real estate assets                                                      $   2,259,787

Add:
    Accumulated depreciation                                                        411,312
    Accumulated depreciation - assets held for sale                                  82,286
    Other tangible assets (cash, restricted cash,
      other assets, exclusive of receivables)                                        43,181
                                                                              -------------
Total assets for public debt covenant computations                                2,796,566
Less:
    Encumbered real estate assets                                                   753,453
                                                                              -------------
Total unencumbered assets for public debt
      covenant computations                                                   $   2,043,113
                                                                              =============

TABLE B

CALCULATION OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE AND
  ANNUAL DEBT SERVICE CHARGE FOR PUBLIC DEBT COVENANT COMPUTATIONS (1)

                                                                           NINE MONTHS ENDED
                                                                           SEPTEMBER 30, 2003
                                                                           ------------------
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE

Net income                                                                    $       5,452
Add:
   Minority interests                                                                 3,823
                                                                              -------------
Income before minority interest                                                       9,275

Add:
   Depreciation                                                                      62,097
   Depreciation (company share) of assets held in unconsolidated
     entities                                                                         1,236
   Depreciation of discontinued operations                                            6,276
   Amortization of deferred financing costs                                           2,840
   Severance charges                                                                 21,506
   Proxy and related costs                                                            5,231
   Asset impairment charge                                                           14,118
   Interest expense                                                                  48,992
   Interest expense (company share) of assets held in unconsolidated
     entities                                                                         1,069
   Interest expense of discontinued operations                                        4,584
Less:
   Gains on property sales (before minority interest)                               (30,345)
   Gains on property sales - unconsolidated entities                                 (8,395)
                                                                              -------------
Consolidated income available for debt service                                $     138,484
                                                                              =============

Consolidated income available for debt service (annualized)                   $     184,645
                                                                              =============

ANNUAL DEBT SERVICE CHARGE

Consolidated interest expense                                                 $      48,992
Interest expense (company share) of assets held in unconsolidated
  entities                                                                            1,069
Interest expense of discontinued operations                                           4,584
                                                                              -------------
                                                                              $      54,645
                                                                              =============

Annual debt service charge (interest expense annualized)                      $      72,860
                                                                              =============

(1) The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized year-to-date 2003 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               13

                              POST PROPERTIES, INC.
                           SUMMARY OF CONSTRUCTION AND
                          INITIAL LEASE-UP COMMUNITIES

                                           ESTIMATED       AMOUNT                                ESTIMATED
                                         CONSTRUCTION      SPENT     QUARTER OF   QUARTER OF     QUARTER OF       %          %
                             NUMBER OF       COST          AS OF    CONSTRUCTION  FIRST UNITS    STABILIZED     LEASED    OCCUPIED
     METROPOLITAN AREA         UNITS    ($ IN MILLIONS)  9/30/2003     START       AVAILABLE    OCCUPANCY (1)  11/1/2003  11/1/2003
--------------------------   ---------  ---------------  ---------  ------------  -----------   -------------  ---------  ---------
WHOLLY OWNED CONSTRUCTION/
    LEASE-UP COMMUNITIES

NEW YORK CITY, NY
POST TOSCANA(TM)                199        $     92        $  92       1Q '02       1Q '03          2Q '04       79.4%      74.9%

SUBTOTAL WHOLLY-OWNED
                                ---        --------        -----
    CONSTRUCTION/LEASE-UP
      COMMUNITIES               199        $     92        $  92
                                ---        --------        -----
CO-INVESTMENT CONSTRUCTION/
    LEASE-UP COMMUNITIES

WASHINGTON D.C.

POST MASSACHUSETTS AVENUE
    (TM) (2)                    269        $     72        $  72       2Q '01       4Q '02          4Q '03       86.6%      84.4%
                                ---        --------        -----
SUBTOTAL CO-INVESTMENT
    CONSTRUCTION/LEASE-UP
      COMMUNITIES               269        $     72        $  72
                                ---        --------        -----
CONSTRUCTION TOTALS             468        $    164        $ 164
                                ===        ========        =====
LESS PARTNERS' PORTION                     $    (47)       $ (47)
                                           --------        -----
POST PROPERTIES' FUNDING
    COMMITMENT                             $    117        $ 117
                                           ========        =====
WEIGHTED AVERAGE PROJECTED
    PROPERTY NET OPERATING
    INCOME AS A % OF TOTAL
    ESTIMATED CONSTRUCTION
    COST (3)                                    7.0%
                                           ========


(1) The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2) This community is being developed as a joint venture (Post equity ownership is 35%).

(3) The calculation represents the aggregate projected unlevered property net operating income to be earned by each community in its first year of stabilized operations divided by aggregate estimated construction costs of the communities. The Company uses property net operating income as a management tool to measure the operating performance of its communities.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               14

                              POST PROPERTIES, INC.
                               ASSET SALES SUMMARY

                                                                            GROSS PROCEEDS             GROSS
    PROPERTY NAME/PERIOD                  LOCATION         YEAR BUILT          PER UNIT               PROCEEDS
---------------------------           -----------------    ----------       --------------      --------------------
Q1 2002
Post Bay(R)                              Tampa, FL            1988             $ 58,013
Post Court(R) (FL)                     Clearwater, FL         1991               70,175
Post & Paddock (Industrial)           Grand Prairie, TX       1986                   (1)        $  41,900,000

Q2 2002
Post Village(R) (FL)                     Tampa, FL         1989-1991           $ 59,175
Post Commons(TM)                         Dallas, TX           1985               58,228
Post Residences(TM) (2)                  Dallas, TX           1986               91,327
Post Parkwood(R) (TX)                    Dallas, TX        1962-1970             73,958
Towne Crossing (Retail)                 Mesquite, TX          1985                   (1)        $ 100,725,000

Q3 2002
Post Ascension(R)                      Arlington, TX       1985-1995           $ 59,880         $  10,000,000

Q4 2002
Post Fountains(TM)                       Orlando, FL          1988             $ 59,843         $  30,400,000

                                                                                                -------------
2002 YTD Total                                                                                  $ 183,025,000
                                                                                                =============

Q1 2003
Post West Avenue (3)                     Austin, TX           2000             $126,360         $  30,200,000 (4)

Q2 2003
Post Park(R)                            Atlanta, GA        1998-1990           $ 78,156
Post Paseo Colorado                     Pasadena, CA          2002              250,639         $ 158,180,000 (5)(6)

Q3 2003
None                                                                                            $           -
                                                                                                -------------
                                                                                                $ 188,380,000
                                                                                                =============

Weighted Average Cap Rate - Apartment Assets                                                              7.1%(7)
                                                                                                =============

(1)      Commercial property acquired in the Columbus Realty Trust merger.

(2)      Includes approximately 14,000 square feet of retail space.

(3)      Includes approximately 7,400 square feet of retail space.

(4) Excludes approximately $8.6 million in gross proceeds from the sale of land in Tampa, FL and Austin, TX.

(5) Includes gross proceeds of $98.0 million from the sale of a property held in joint venture. The company's share of the sale proceeds, including repayment of the company's construction loan to the joint venture, was approximately $75.0 million.

(6) Excludes approximately $2.6 million of gross proceeds from the sale of land in Dallas, TX.

(7) Based on prior calendar year's net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit), except for Post Paseo Colorado, a recently completed development, which is based on projected stabilized net operating income.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               15

                              POST PROPERTIES, INC.
                            CAPITALIZED COSTS SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing as well as property management and leasing personnel expenses) of such communities.

A summary of community development improvements and other capitalized expenditures for the three and nine months ended September 30, 2003 and 2002 is detailed below.

                                                                      THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                 SEPTEMBER 30,
                                                                  --------------------------    --------------------------
                                                                      2003          2002           2003           2002
                                                                  -----------    -----------    -----------    -----------
NEW COMMUNITY DEVELOPMENT AND ACQUISITION ACTIVITY                $     2,991    $    25,533    $    22,823    $   118,293
NON-RECURRING CAPITAL EXPENDITURES
   Revenue generating additions and improvements (1)                      105            340            837          1,306
   Other community additions and improvements (2)                       1,055            810          3,231          2,075
RECURRING CAPITAL EXPENDITURES
   Carpet replacements and other community additions
   and improvements (3)                                                 2,996          2,584          6,982          7,315
   Corporate additions and improvements                                   182            375            521            923
                                                                  -----------    -----------    -----------    -----------
                                                                  $     7,329    $    29,642    $    34,394    $   129,912
                                                                  ===========    ===========    ===========    ===========
OTHER DATA

   Capitalized interest                                           $       225    $     2,753    $     3,338    $    11,293
                                                                  ===========    ===========    ===========    ===========
   Capitalized personnel and associated costs (4)                 $       387    $     1,266    $     1,566    $     3,995
                                                                  ===========    ===========    ===========    ===========

(1) Represents expenditures for major renovations of communities, water sub-metering equipment and other unit upgrade costs that enhance the rental value of such units.

(2) Represents property improvement expenditures that generally occur less frequently than on an annual basis.

(3) Represents property improvement expenditures of a type that are expected to be incurred on an annual basis.

(4) Reflects personnel and associated costs capitalized to construction and development activities.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               16

                              POST PROPERTIES, INC.
               INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

At September 30, 2003, the Company holds investments in three individual limited liability companies (the "Property LLCs") with an institutional investor. Each Property LLC owns a newly developed apartment community. At September 30, 2003, two of the apartment communities had achieved stabilized occupancy and one apartment community was in initial lease-up. The Company holds a 35% equity interest in the Property LLCs. The initial development costs of the apartment communities were funded through member equity contributions proportionate to the members' ownership interests and through construction financing provided by the Company. In June 2003, the underlying apartment community held by a fourth Property LLC was sold. The financial information below for the nine months ended September 30, 2003 reflects the gain on property sale of $8,395 and the operating results of this Property LLC through the sale date. The Company's share of this gain is included in the Company's share of net income (loss) shown in the table below.

The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company's investment over its equity in the underlying net assets of the Property LLCs was approximately $6,822 at September 30, 2003. This excess investment is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The Company provides real estate services (development, construction and property management) to the Property LLCs.

The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate is as follows:

                                            SEPTEMBER 30,   DECEMBER 31,
BALANCE SHEET DATA                             2003            2002
-----------------------------------------   ----------      ----------
Real estate assets, net                     $  128,278      $  198,854
Cash and other                                   3,725           2,330
                                            ----------      ----------
Total assets                                   132,003         201,184
                                            ==========      ==========
Mortgage notes payable                      $   16,835      $        -
Construction notes payable to Company (1)       83,552         160,294
Other liabilities                                1,593           3,975
                                            ----------      ----------
Total liabilities                              101,980         164,269
Members' equity                                 30,023          36,915
                                            ----------      ----------
Total liabilities and members' equity       $  132,003      $  201,184
                                            ==========      ==========
Company's equity investment                 $   17,356      $   21,991
                                            ==========      ==========
Company's share of notes payable            $   35,136      $   56,103
                                            ==========      ==========

                                                   THREE MONTHS ENDED          NINE MONTHS ENDED
                                                      SEPTEMBER 30,               SEPTEMBER 30,
                                                ------------------------    ------------------------
           INCOME STATEMENT DATA                   2003          2002          2003          2002
---------------------------------------------   ----------    ----------    ----------    ----------
Revenue
   Rental                                       $    2,638    $    1,006    $    6,434    $    1,888
   Other                                               130            85           357           225
                                                ----------    ----------    ----------    ----------
   Total revenues                                    2,768         1,091         6,791         2,113
                                                ----------    ----------    ----------    ----------
Expenses
   Property operating and maintenance                  866           665         3,301         1,796
   Depreciation                                        954           502         2,798         1,343
   Interest                                            777           450         2,296         1,058
                                                ----------    ----------    ----------    ----------
   Total expenses                                    2,597         1,617         8,395         4,197
                                                ----------    ----------    ----------    ----------

Income (loss) from continuing operations               171          (526)       (1,604)       (2,084)
                                                ----------    ----------    ----------    ----------

Discontinued operations
   Loss from discontinued operations                     -          (700)         (188)       (1,553)
   Gain on property sale                                 -             -        26,179             -
                                                ----------    ----------    ----------    ----------
   Income (loss) from discontinued operations            -          (700)       25,991        (1,553)
                                                ----------    ----------    ----------    ----------

Net income (loss)                               $      171    $   (1,226)   $   24,387    $   (3,637)
                                                ==========    ==========    ==========    ==========

Company's share of net income (loss)            $       60    $     (441)   $    7,768    $   (1,284)
                                                ==========    ==========    ==========    ==========

(1) All of the Company's construction financing to these unconsolidated real estate entities is included in the Company's outstanding debt and real estate assets. At September 30, 2003 and December 31, 2002, the venture partner's share of the construction loans was $54,309 and $104,191, respectively.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               17

The Company has committed construction financing to two of the Property LLCs totaling $85,491 ($83,552 funded at September 30, 2003). These loans earn interest at LIBOR plus 1.75% and are secured by the apartment communities. The loans mature on dates ranging from November 2003 to November 2004 and are expected to be repaid from the proceeds of permanent project financings. In the first quarter of 2003, one of the Property LLCs repaid its outstanding construction note payable to the Company of $24,071 through the proceeds from a third-party non-recourse permanent mortgage note totaling $17,000 and from member equity contributions. The mortgage note bears interest at 4.28%, requires monthly principal and interest payments based on a 30-year amortization schedule and matures in March 2008.

As part of the development and construction services agreements entered into between the Company and the Property LLCs, the Company guaranteed the maximum total amount for certain construction cost categories subject to aggregate limits. The Company's remaining maximum exposure for the fourth Property LLC totals approximately $5,200. The Company does not currently expect to be required to fund any guarantees relating to this Property LLC. Additionally, under these agreements, the Company was subject to project completion requirements, as defined. At September 30, 2003, the Company had met its remaining completion date requirement and will not be subject to any additional costs.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               18

                              POST PROPERTIES, INC.
                    NET ASSET VALUE SUPPLEMENTAL INFORMATION
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure, that the company makes internally to calculate Net Asset Value ("NAV"). In addition, the company believes that investors and analysts use similar measures in estimating the company's NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the "As Adjusted" column is the corresponding number presented in the first column listed below. In the information below, the company presents Net Operating Income for the quarter ended September 30, 2003 for properties stabilized by the beginning of the quarter ended September 30, 2003 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended September 30, 2003 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares and units. The company believes it is important to provide these measures to allow investors to easily come to their own calculations of NAV. The company also believes that internal and external NAV estimates are a useful benchmark of the value of the company's assets over time and provide a useful measure for analyzing the company's trading price on the New York Stock Exchange.

FINANCIAL DATA
(In thousands)

                                                   THREE MONTHS ENDED                             AS
                INCOME STATEMENT DATA              SEPTEMBER 30, 2003    ADJUSTMENTS            ADJUSTED
------------------------------------------------   ------------------   ------------          ------------
Rental revenues                                       $     70,440      $      7,843(1)       $     78,283
Other property revenues                                      2,817               383(1)              3,200
                                                      ------------      ------------          ------------
     Total rental and other revenues(A)                     73,257             8,226                81,483
Property operating & maintenance expenses
   (excluding depreciation and amortization)(E)             31,247              (696)(1)            30,551
                                                      ------------      ------------          ------------
Property net operating income (Table 1)(A-B)          $     42,010      $      8,922          $     50,932
                                                      ============      ============          ============

Apartment units represented                                 28,917              (726)(2)            28,191

                                                                AS OF                                       AS
                 OTHER ASSET DATA                        SEPTEMBER 30, 2003        ADJUSTMENTS            ADJUSTED
---------------------------------------------------      ------------------       ------------          ------------
Cash & equivalents                                          $      4,215          $          -          $      4,215
Construction in progress                                          12,466                91,558(3)            104,024
Land held for development or sale                                 11,988                10,160(4)             22,148
Investments in and advances to unconsolidated real
   estate entities (including construction loans
   receivable)                                                   100,908               (17,356)(5)            83,552
Other assets (6)                                                  39,294                     -                39,294
Total assets of unconsolidated real estate entities (7)     $    132,003          $   (106,841)(7)      $     25,162

LIABILITY DATA
Tax-exempt debt                                                  214,380                     -               214,380
Other notes payable                                            1,040,900                     -             1,040,900
Other liabilities (8)                                            125,767                     -               125,767
Total liabilities of unconsolidated
   real estate entities (9)                                      101,980               (66,287)(9)            35,693

OTHER DATA
Liquidation value of preferred shares                       $    145,000          $          -          $    145,000
Liquidation value of preferred units                        $     70,000          $          -          $     70,000

Common shares outstanding                                         37,999                     -                37,999
Common units outstanding                                           4,221                     -                 4,221

(1) The adjustments reflect a reduction of rental revenues ($634) and property operating and maintenance expenses (excluding depreciation and amortization) ($604) from a property that had not reached a stabilized occupancy of 95% by September 30, 2003 (Post Toscana(TM)). The adjustments also include additions for the rental revenues ($9,918) and other property revenues ($510) and property operating and maintenance expenses (excluding depreciation and amortization) ($4,196) of held for sale properties included in discontinued operations and for the company's 35% share of rental revenues ($528) and other property revenues ($28) and property operating and maintenance expenses (excluding depreciation and amortization) ($162) from Post Biltmore(TM) and Post Peachtree(TM), properties accounted for on the equity method of accounting. In addition, the adjustments reflect a reduction of rental revenues ($1,969) and other revenues ($155) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,610) relating to the company's corporate apartment business. Lastly, the adjustment to property operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($2,840).

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               19

(2) The adjustment reflects a reduction of total apartment units for properties that had not reached a stabilized occupancy of 95% by June 30, 2003 (Post Toscana(TM) and Post Massachusetts Avenue(TM) - 468 unit total reduction) and a reduction of 65% of the 276 units at Post Biltmore(TM) (179 unit reduction) and the 121 units at Post Peachtree(TM) (a 79 unit reduction) to adjust the Post Biltmore(TM) and Post Peachtree(TM) units to the company's 35% share of the units.

(3) The adjustment reflects the amount required for the "As Adjusted" amount to equal the aggregate cost investment in projects that had not reached a stabilized occupancy of 95% as of June 30, 2003 (Post Toscana(Tm)) and land and predevelopment costs of Post Carlyle.

(4) The adjustment reflects land parcels included on the balance sheet as a component of assets held for sale.

(5) The "As of September 30, 2003" amount represents the company's investment in and advances to unconsolidated entities. The adjustment reflects the company's equity investments in unconsolidated entities. The "As Adjusted" amount represents the construction loans receivable from the unconsolidated entities.

(6) These amounts consist of restricted cash and other assets, per the company's balance sheet.

(7) The "As of September 30, 2003" amount represents total assets of unconsolidated entities. The adjustment includes the additions to add back the accumulated depreciation of such assets ($4,980) and a reduction for the venture partner's 65% share of assets before accumulated depreciation of Post Massachusetts Avenue(TM) ($45,215). The adjustment also includes a reduction for all of the undepreciated real estate assets ($65,094) and a reduction for the venture partners' 65% share of cash and other assets ($1,512) of the company's Post Biltmore(TM) and Post Peachtree(TM) projects as those projects reached stabilized occupancy prior to June 30, 2003. The "As Adjusted" amount represents the company's 35% share of undepreciated real estate assets of Post Massachusetts Avenue(TM) plus the company's 35% share of the cash and other assets of all of the unconsolidated entities.

(8) These amounts consist of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the company's balance sheet.

(9) The "As of September 30, 2003" amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner's 65% share of liabilities of unconsolidated entities. The "As Adjusted" amount represents the company's 35% share of liabilities of unconsolidated entities.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               20

                              POST PROPERTIES, INC.
                 DEFINITIONS AND RECONCILIATIONS OF SUPPLEMENTAL
                           NON-GAAP FINANCIAL MEASURES
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

DEFINITIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

The company uses certain non-GAAP financial measures in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, net operating income, same store capital expenditures, net income, FFO and FAD excluding certain accounting charges, and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITS.

         FUNDS FROM OPERATIONS - The company uses FFO as an operating measure. The company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. In October 2003, NAREIT issued additional guidance modifying the definition of FFO. The first modification revised the treatment of asset impairment losses and impairment losses incurred to write-down assets to their fair value at the date assets are classified as held for sale, to include such losses in FFO. Previously such losses were excluded from FFO consistent with the treatment of gains on property sales. The second modification clarified the treatment of original issue costs and premiums paid on preferred stock redemptions to deduct such costs and premiums in determining FFO available to common shareholders. This modification was consistent with the recently clarified treatment of these costs under GAAP. The company has adopted the modifications to the definition of FFO effective with its reported results for the period ended September 30, 2003. Prior period and prior year presentations of FFO have been restated to conform with the revised definition of FFO. FFO presented in the company's earnings release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The company's FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

         Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the company believes that FFO is a useful supplemental measure for comparing the company's results to those of other equity REITs. The company believes that the line on its consolidated statement of operations entitled "net income (loss) available to common shareholders" is the most directly comparable GAAP measure to FFO. The company also computes a dividend payout ratio using dividends declared during the quarter divided by FFO per diluted share in order to provide investors with one alternate earnings measure to compare the relationship of FFO to the company's quarterly dividends and distributions.

         FUNDS AVAILABLE FOR DISTRIBUTION - The company also uses funds available for distribution ("FAD") as an operating measure. FAD is defined as FFO less capital expenditures funded by operations. The company believes that FAD is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT's ability to fund its cash needs through earnings, including debt service requirements, capital expenditures and dividends and distributions. In addition, since most equity REITs provide FAD information to the investment community, the company believes that FAD is a useful supplemental measure for comparing the company to other equity REITs. The company believes that the line on its consolidated statement of operations entitled "net income (loss) available to common shareholders" is the most directly comparable GAAP measure to FAD. The company also computes a dividend payout ratio using dividends declared during the quarter divided by FAD per diluted share in order to provide investors with one alternate earnings measure to compare the relationship of FAD to the company's quarterly dividends and distributions.

         PROPERTY NET OPERATING INCOME - The company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statement of operations entitled "income from continuing operations before equity in losses of unconsolidated entities, gains on property sales and minority interest" is the most directly comparable GAAP measure to NOI.

         SAME STORE CAPITAL EXPENDITURES - The company uses same store recurring and non-recurring capital expenditures as cash flow measures. Same store recurring and non-recurring capital expenditures are supplemental non-GAAP financial measures. The company believes that same store recurring and non-recurring capital expenditures are important indicators of the costs incurred by the company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the company's other operating segments consisting of communities stabilized in the prior year, lease-up communities, and sold

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               21
         communities in addition to same store information. Therefore, the company believes that the company's presentation of same store recurring and non-recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The company believes that the most directly comparable GAAP measure to same store recurring and non-recurring capital expenditures are the lines on the company's consolidated statements of cash flows entitled "recurring capital expenditures" and "non-recurring capital expenditures."

         NET INCOME, FFO AND FAD EXCLUDING CERTAIN CHARGES - The company uses net income, FFO and FAD excluding one-time severance, proxy and impairment charges as operating measures. The company reports net income, FFO and FAD excluding certain one-time, non-cash charges as alternative financial measures of core operating performance. The company believes net income, FFO and FAD before one-time, non-cash charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such charges. The company further believes that one-time, non-cash charges of the nature incurred in 2003 are not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. In addition, the company believes the investment and analyst communities desire to understand the meaningful components of the company's performance and that these non-GAAP measures assist in providing such supplemental measures. The company believes that the most directly comparable GAAP financial measures to each of net income, FFO and FAD, excluding certain one-time, non-cash charges, is the line on the company's consolidated statements of operations entitled "net income (loss) available to common shareholders." The company computes dividend payout ratios using dividends declared during the quarter divided by FFO and FAD per diluted share, excluding certain one-time, non-cash charges in order to provide investors with alternate earnings measures to compare the relationship of FFO and FAD, excluding certain one-time, non-cash charges, to the company's quarterly dividends and distributions.

         DEBT STATISTICS AND DEBT RATIOS - The company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (unadjusted and adjusted for joint venture partners' share of debt); (4) a ratio of consolidated debt to total assets; (5) a ratio of secured debt to total assets; (6) a ratio of total unencumbered assets to unsecured debt; and (7) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the company's debt agreements, including, among others, the company's revolving line of credit and the company's senior unsecured notes. In addition, the company presents these measures because the degree of leverage could affect the company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The company uses these measures internally as an indicator of liquidity and the company believes that these measures are also utilized by the investment and analyst communities to better understand the company's liquidity.

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

TABLE 1

RECONCILIATION OF SAME STORE NET OPERATING INCOME (NOI) TO INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE EQUITY IN INCOME (LOSSES) OF UNCONSOLIDATED ENTITIES, GAINS ON PROPERTY SALES AND MINORITY INTEREST

(Dollars in thousands)

                                                               THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                          ----------------------------   ------------------------------------------
                                                          SEPTEMBER 30,   SEPTEMBER 30,   JUNE 30,    SEPTEMBER 30,   SEPTEMBER 30,
                                                              2003            2002          2003          2003            2002
                                                          -------------   -------------  ----------   ------------    -------------
Total same store NOI                                       $   35,247      $   37,483    $   34,851    $  105,980       $   113,376
Property NOI from other operating segments                      6,763           5,452        13,005        19,424            13,771
                                                           ----------      ----------    ----------   -----------       -----------
Consolidated property NOI                                      42,010          42,935        47,856       125,404           127,147
Add:
   Interest income                                                223             316           251           708             1,002
   Minority interest in consolidated property
    partnerships                                                  677             537           348         1,359             1,480
Less:
   Depreciation                                               (21,553)        (19,311)      (22,476)      (62,097)          (55,637)
   Interest                                                   (17,122)        (13,676)      (17,396)      (48,992)          (37,386)
   Amortization of deferred loan costs                         (1,084)           (588)         (968)       (2,840)           (1,711)
   General and administrative                                  (3,735)         (3,495)       (3,342)      (10,697)          (10,980)
   Other expenses                                                (277)              -             -          (844)             (136)
   Severance charges                                                -               -        (1,795)      (21,506)                -
   Proxy and related costs                                          -               -        (5,231)       (5,231)                -
                                                           ----------      ----------    ----------   -----------       -----------
Income (loss) from continuing operations before
 equity in income (losses) of unconsolidated entities,
 gains on property sales and minority interest             $     (861)     $    6,718    $   (2,753)   $  (24,736)      $    23,779
                                                           ==========      ==========    ==========   ===========       ===========

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               22

TABLE 2
SAME STORE NET OPERATING INCOME (NOI) SUMMARY BY MARKET
(Dollars in thousands)

                                                             THREE MONTHS ENDED
                                                 ------------------------------------------     3Q'03 VS         3Q'03 VS
                                                 SEPTEMBER 30,  SEPTEMBER 30,     JUNE 30,        3Q'02            2Q'03
                                                     2003           2002           2003         % CHANGE         % CHANGE
                                                 ------------   ------------   ------------   ------------     ------------
Rental and other revenues
   Atlanta                                       $     32,740   $     34,242   $     32,173       (4.4)%            1.8%
   Dallas                                              12,200         12,591         12,121       (3.1)%            0.7%
   Tampa                                                4,400          4,577          4,342       (3.9)%            1.3%
   Other                                                6,634          6,597          6,499        0.6%             2.1%
                                                 ------------   ------------   ------------
     Total rental and other revenues                   55,974         58,007         55,135       (3.5)%            1.5%
                                                 ------------   ------------   ------------
Property operating and maintenance expenses
  (exclusive of depreciation and amortization)
   Atlanta                                             11,727         11,247         11,357        4.3%             3.3%
   Dallas                                               4,941          5,236          4,914       (5.6)%            0.5%
   Tampa                                                1,753          1,753          1,712        0.0%             2.4%
   Other                                                2,306          2,288          2,301        0.8%             0.2%
                                                 ------------   ------------   ------------
     Total                                             20,727         20,524         20,284        1.0%             2.2%
                                                 ------------   ------------   ------------

Net operating income
   Atlanta                                             21,013         22,995         20,816       (8.6)%            0.9%
   Dallas                                               7,259          7,355          7,207       (1.3)%            0.7%
   Tampa                                                2,647          2,824          2,630       (6.3)%            0.6%
   Other                                                4,328          4,309          4,198        0.5%             3.1%
                                                 ------------   ------------   ------------
     Total same store NOI                        $     35,247   $     37,483   $     34,851       (6.0)%            1.1%
                                                 ============   ============   ============

                                                      NINE MONTHS ENDED
                                                        SEPTEMBER 30,
                                                 ---------------------------
                                                     2003           2002         % CHANGE
                                                 ------------   ------------     --------
Rental and other revenues
   Atlanta                                       $     97,509   $    102,398      (4.8)%
   Dallas                                              36,362         37,598      (3.3)%
   Tampa                                               13,051         13,829      (5.6)%
   Other                                               19,619         19,611       0.0%
                                                 ------------   ------------
     Total rental and other revenues                  166,541        173,436      (4.0)%
                                                 ------------   ------------
Property operating and maintenance expenses
  (exclusive of depreciation and amortization)
   Atlanta                                             33,782         32,881       2.7%
   Dallas                                              14,731         15,018      (1.9)%
   Tampa                                                5,146          5,233      (1.7)%
   Other                                                6,902          6,928      (0.4)%
                                                 ------------   ------------
     Total                                             60,561         60,060       0.8%
                                                 ------------   ------------
Net operating income
   Atlanta                                             63,727         69,517      (8.3)%
   Dallas                                              21,631         22,580      (4.2)%
   Tampa                                                7,905          8,596      (8.0)%
   Other                                               12,717         12,683       0.3%
                                                 ------------   ------------
     Total same store NOI                        $    105,980   $    113,376      (6.5)%
                                                 ============   ============

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               23

TABLE 3
RECONCILIATION OF SEGMENT CASH FLOW DATA TO STATEMENTS OF CASH FLOWS (Dollars in thousands)

                                                                  THREE MONTHS ENDED  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,       SEPTEMBER 30,
                                                                  ------------------  -----------------
                                                                   2003       2002      2003      2002
                                                                  -------    -------  -------   -------
Recurring capital expenditures by operating segment
Same store                                                        $ 2,253    $ 1,795  $ 5,157   $ 4,619
Partially stabilized                                                   21         19       42        33
Construction and lease-up                                              15         34       42        55
Other segments                                                        707        736    1,741     2,608
                                                                  -------    -------  -------   -------
Total recurring capital expenditures per statements of cash
flows                                                             $ 2,966    $ 2,584  $ 6,982   $ 7,315
                                                                  =======    =======  =======   =======

Non-recurring capital expenditures by operating segment
Same store                                                        $   912    $   438  $ 2,214   $ 1,229
Partially stabilized                                                   10          9       42        14
Construction and lease-up                                              41          3       48        11
Other segments                                                         92        360      927       821
                                                                  -------    -------  -------   -------
Total non-recurring capital expenditures per statements of cash
flows                                                             $ 1,055    $   810  $ 3,231   $ 2,075
                                                                  =======    =======  =======   =======

TABLE 4
COMPUTATION OF INTEREST AND FIXED CHARGE COVERAGE RATIOS
(Dollars in thousands)

                                                                   NINE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                                ----------------------
                                                                  2003         2002
                                                                ---------    ---------
Income (loss) from continuing operations                        $ (18,008)   $  28,779

Minority interest of common unitholders                            (3,160)       2,791
Minority interest of preferred unitholders                          4,200        4,200
Gain on property sales                                                  -      (13,275)
Gains on property sales - unconsolidated entities                  (8,395)           -
Depreciation expense                                               62,097       55,637
Depreciation (company share) of assets held in unconsolidated
  entities                                                          1,236          736
Interest expense                                                   48,992       37,386
Interest expense (company share) of assets held in
  unconsolidated entities                                           1,069          617
Amortization of deferred financing costs                            2,840        1,711
Severance charges                                                  21,506            -
Proxy and related costs                                             5,231            -
                                                                ---------    ---------

Income available for debt service (A)                           $ 117,608    $ 118,582
                                                                =========    =========

Interest expense                                                $  48,992    $  37,386
Interest expense (company share) of assets held in
  unconsolidated entities                                           1,069          617
                                                                ---------    ---------
Interest expense for purposes of computation (B)                   50,061       38,003
Dividends and distributions to preferred shareholders and
  unitholders                                                      12,787       12,787
                                                                ---------    ---------
Fixed charges for purposes of computation (C)                   $  62,848    $  50,790
                                                                =========    =========

Interest coverage ratio (A+B) (1)                                     2.3x         3.1x
                                                                =========    =========

Fixed charge coverage ratio (A+C) (1)                                 1.9x         2.3x
                                                                =========    =========

(1) The interest coverage and fixed charge coverage ratios, including discontinued operations, for the nine months ended September 30, 2003 would be 2.5x and 2.1x, respectively.

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               24

TABLE 5
COMPUTATION OF DEBT RATIOS
(Dollars in thousands)

                                                                                 AS OF                AS OF
                                                                           SEPTEMBER 30, 2003   SEPTEMBER 30, 2002
                                                                           ------------------   ------------------
Total real estate assets per balance sheet                                   $    2,259,787       $    2,439,723
Plus:
Accumulated depreciation per balance sheet                                          411,312              421,150
Accumulated depreciation on assets held for sale                                     82,286                9,406
                                                                             --------------       --------------
Total undepreciated real estate assets (A)                                        2,753,385            2,870,279
Less:
Advances to unconsolidated joint ventures equal to
  joint venture partner's share of joint venture
  construction debt                                                                 (54,309)             (97,627)
                                                                             --------------       --------------
Total undepreciated real estate assets
   (adjusted for joint venture partner's share of debt)(B)                   $    2,699,076       $    2,772,652
                                                                             ==============       ==============

Total debt per balance sheet (C)                                             $    1,255,280       $    1,375,339
Less:
Joint venture partner's share of joint venture
  construction debt                                                                 (54,309)             (97,627)
                                                                             --------------       --------------
Total debt adjusted for joint venture partner's share (D)                    $    1,200,971       $    1,277,712
                                                                             ==============       ==============

Total debt as a % of undepreciated real estate assets
   (C+A)                                                                               45.6%                47.9%
                                                                             ==============       ==============

Total debt as a % of undepreciated real estate assets (adjusted for joint
   venture partner's share of debt)(D+B)                                               44.5%                46.1%
                                                                             ==============       ==============

Copyright (C) 2003 Post Apartment Homes, LP All Rights Reserved               25